POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Lucia Laurincova, Aneta Kucharova, Clifford Hayhurst and
John Millar signing singly,
the undersigned's true and lawful attorney-in-fact to:
(1)    prepare and execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or director of
Central European Media Enterprises Ltd. (the "Company"),
Forms 3, 4 and 5 relating to the equity securities of the Company in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act");
(2)    do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, including but not limited to obtaining filing access codes from the U.S. Securities and Exchange Commission
(the "SEC"),
complete and execute any amendment or amendments thereto,
and file such forms with the SEC
and any stock exchange or similar authority;
(3)    prepare and execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or director of the Company, the notifications of transactions pursuant to Section 13 of the
Regulation no. 234/2009 Coll, as amended and
represent the undersigned at the Czech National Bank during proceedings concerning such notification of transactions pursuant to
such regulation and Act No. 500/2004 Coll.,
Administrative Procedural Code, as amended, in particular, to submit proposals, receive decisions of the Czech National Bank and in general, to perform anything pertaining to the subject matter of this Power of Attorney;
and
(4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of,
or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney
shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and
thing whatsoever requisite,
necessary, or proper to be done in the exercise of any of the rights and powers herein granted,as fully to all intents and purposes as the undersigned might or could do if personally present,
with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes,
shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act or Section 13 of the Regulation
no. 234/2009 Coll, as amended.

    This Power of Attorney shall remain in full force and effect until the undersigned no longer has any reporting obligations under
Section 16 of the Exchange Act or Section 13 of the Regulation no. 234/2009 Coll,
as amended
with respect to equity securities of the Company,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
Signature appears on following page

IN WITNESS WHEREOF,
the undersigned has caused this Power of Attorney to be executed as of this 4th day of December, 2018.

/s/ Christoph Mainusch

        Signature

Christoph Mainusch

        Print Name